As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUARDIAN PHARMACY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3627139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan

(Full title of the plan)

Fred P. Burke

President and Chief Executive Officer

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(Name and address of agent for service)

(404) 810-0089

(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Hanson, Esq. Jones Day 1221 Peachtree Street, NE, Suite 400 Atlanta, Georgia 30361 (404) 521-3939

Douglas M. Towns, Esq.
Senior Vice President, General Counsel, Senior

Compliance Officer & Corporate Secretary

Guardian Pharmacy Services, Inc.
300 Galleria Parkway SE

Suite 800

Atlanta, Georgia 30339

(404) 810-0089

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Guardian Pharmacy Services, Inc. (the “Registrant”) to register an additional 633,206 shares of Class A common stock, par value $0.001 per share (“Class A common stock”), issuable pursuant to the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan, which are securities of the same class and relate to the same employee benefit plan as those shares of Class A common stock registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-282370) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on September 27, 2024 (the “Prior Registration Statement”). Accordingly, the Registrant incorporates by reference herein the contents of the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026;

b)

The applicable portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2026, that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025;

c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 6, 2026;

d)	The Registrant’s Current Report on Form 8-K filed with the SEC on March 23, 2026; and

e)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42284), filed with the SEC on September 25, 2024, including any amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference
	Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-42284	3.1	09/30/2024

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-42284	3.2	09/30/2024

4.3	Stockholders’ Agreement, dated as of September 25, 2024, by and among Guardian Pharmacy Services, Inc., Bindley Capital Partners I, LLC, Pharmacy Investors, LLC, Cardinal Equity Fund LP, Fred Burke, David Morris and Kendall Forbes.	8-K	001-42284	4.1	09/30/2024

4.4	Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan.	S-1/A	333-274847	10.5	09/16/2024

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 6, 2026.

GUARDIAN PHARMACY SERVICES, INC.

By:	/s/ Fred P. Burke
Fred P. Burke President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints each of Fred P. Burke, David K. Morris, and Douglas Towns with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to sign this Registration Statement and any or all amendments, including post-effective amendments to this Registration Statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred P. Burke Fred P. Burke	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2026

/s/ David K. Morris David K. Morris	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2026

/s/ John Ackerman John Ackerman	Director	May 6, 2026

/s/ William Bindley William Bindley	Director	May 6, 2026

/s/ Steve Cosler Steve Cosler	Director	May 6, 2026

/s/ Randall Lewis Randall Lewis	Director	May 6, 2026

/s/ Mary Sue Patchett Mary Sue Patchett	Director	May 6, 2026

/s/ Thomas Salentine, Jr. Thomas Salentine, Jr.	Director	May 6, 2026